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                                                                    EXHIBIT 10.8

                    FLORIDINO'S INTERNATIONAL HOLDINGS, INC.
                             PARENT COMPANY GUARANTY

Floridino's International Holdings, Inc., hereby guarantees absolutely, unconditionally and irrevocably, the full payments when due to Fidra Holdings, Ltd. from Toho Holdings, Inc. for mortgage and promissory notes dated December 13, 1999 in the amounts of $300,000, $143,577.94 and $56,422.06. This shall include all interest and late charges, attorneys' fees and collection and court costs.

Fidra Holdings, Ltd. shall be entitled to recover from the undersigned all costs incurred in connection with the enforcement of this Guaranty, including but not limited to reasonable attorneys' fees.

Dated this 13 day of December, 1999.

/s/ Nick Pirgousis
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Nick Pirgousis,
Chairman of the Board